Microwave Filter Company,  Inc.
6743 Kinne Street
East Syracuse, New York 13057
Notice of Annual Meeting Of Shareholders


To the Shareholders of Microwave Filter Company, Inc.:

        At the direction of the Board of Directors of Microwave Filter Company, Inc., a New York corporation (the "Company"), notice is hereby given that the Annual meeting of Shareholders of the Company (the "Meeting") will be held at 10:00 a.m. on Thursday, April 9, 1998 at the Holiday Inn, Carrier Circle, East Syracuse, New York 13057 for the purpose of voting on the following matters:


                Proposal 1.   The election of 3 directors to hold office until
the Annual Meeting of the Shareholders at which their term expires or until their successors have been duly elected.

                Proposal 2.   To approve the Microwave Filter Company, Inc.
1998 Incentive Stock Plan.

                Proposal 3.   The ratification of Coopers & Lybrand L.L.P. as
the Company's independent auditors for the fiscal year ending September 30, 1998.

        The Board of Directors has fixed the close of business on February 17, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting, or any adjournments thereof.



                                           By order of the Board of Directors


                                           Louis S. Misenti
                                           Chairman of the Board

   Dated:  March 13, 1998
   Syracuse, New York



YOUR VOTE IS IMPORTANT. YOU ARE THEREFORE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, EVEN IF YOU EXPECT TO BE PRESENT AT THE MEETING. YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE MEETING, OR IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AT THAT TIME AND VOTE IN PERSON IF YOU WISH.

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MICROWAVE FILTER COMPANY, INC.
Proxy Statement for Annual Meeting of Shareholders

General

        The enclosed Proxy is solicited on behalf of the Board of Directors of Microwave Filter Company, Inc. (the "Company") for use at the Company's Annual Meeting of Shareholders (the "Annual Meeting") to be held on Thursday, April 9, 1998 at 10:00 a.m. local time or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Holiday Inn, Carrier Circle, East Syracuse, New York 13057.

        The Company's principal executive offices are located at 6743 Kinne Street, East Syracuse, New York 13057. The telephone number at that address is (315) 438-4700.

        These proxy solicitation materials and the Annual Report to Shareholders were first mailed on or about March 13, 1998 to all shareholders entitled to vote at the Annual Meeting.


Record Date and Shares Outstanding

        Shareholders of record at the close of business on February 17, 1998 are entitled to notice of, and to vote at, the Annual Meeting. At the record date 3,549,566 shares of the Company's common stock were issued, outstanding and entitled to vote at the Annual Meeting.


Revocability of Proxies

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.


Voting and Solicitation

        Every shareholder voting for the election for Directors and on the other matters presented in this proxy is entitled to one vote for each share held of record on the record date. Directors are elected by a plurality of the votes cast at the meeting. Abstentions count for the purpose of determining a quorum. Broker non-votes do not count for the purpose of determining a quorum. Abstentions will not count as a vote for proposals 1, 2 and 3. Broker non-votes will count as a vote for proposals 1, 2 and 3.

        The cost of this solicitation will be borne by the Company. The Company has retained Regan & Associates to assist in the solicitation of proxies at a fee of $8,000 (which includes expenses.) In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such
beneficial owners.   Proxies also may be solicited by certain of the Company's
directors, officers and regular employees, without additional compensation, personally or by telephone or by telegram.


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Deadline for Receipt of Shareholder Proposals

        Proposals of shareholders which are intended to be presented by such shareholders at the Company's 1999 Annual Meeting must be received by the Secretary of the Company at the Company's principal executive offices no later than November 2, 1998 in order to be included in the proxy soliciting material relating to that meeting.


Board Meetings and Committees

        The Board of Directors held a total of five meetings during the fiscal year ending September 30, 1997. No Director attended fewer than 75% of all such meetings of the Board of Directors and of the Committees, if any, on which such Directors served.

        The Company's Finance and Audit Committee currently consists of
Sidney Chong, Chair, Daniel Galbally, Frank S. Markovich and Robert R. Andrews. The Finance and Audit Committee reviews and approves the scope of the audit performed by the Company's independent auditors as well as the Company's accounting principles and internal accounting controls. The Finance and Audit Committee held three meetings during fiscal year 1997.

        The Company's Compensation Committee currently consists of Trudi B. Artini, Chair, Sidney Chong, David B. Robinson, M.D., and Daniel Galbally.
The Compensation Committee reviews compensation and benefits for the Company's executives. The Compensation Committee held three meetings during fiscal year 1997.

        The Company's Nominating Committee currently consists of David B. Robinson, M.D., Chair, Trudi B. Artini, Carl F. Fahrenkrug, P.E., Milo Peterson and Frank S. Markovich. The Nominating Committee will consider nominees for the Board of Directors recommended by shareholders if such recommendations are in writing and are mailed to the Secretary of the Company at the Company's principal executive office. The Nominating Committee did not hold any meetings during fiscal year 1997.

         The Company also has a standing Executive Committee.



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Compensation of Directors

        The Company pays Directors' fees to each Director who is not an employee of the Company (currently seven persons). During fiscal year 1997, outside Directors received fees of $300 per Board meeting and $200 per Committee meeting, with the exception of the Executive Committee whose members receive $300 per meeting. The Company also reimburses Directors for reasonable expenses incurred in attending meetings. During fiscal 1997, the Company paid Louis S. Misenti $10,000 in compensation (which was taken in stock) for his services as Chairman of the Board of Directors. In addition, the Company paid Louis S. Misenti $15,150 during fiscal 1997 for consulting services. Outside Directors have the option of receiving their compensation for meetings in the form of restricted shares of the Company's common stock. For this purpose, shares are valued at 85% of the mean between the bid and asked price of the stock at the beginning of each quarter.
During fiscal 1997, 15,186 shares were issued to Directors in lieu of Directors' fees:




                                            Number of Shares
Director                            Issued In Lieu of Directors' Fees

Trudi B. Artini                                  930
Sidney Chong                                   1,653
Frank S. Markovich                             1,033
Louis S. Misenti                              11,570







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Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth certain information regarding beneficial ownership of the Company's common stock as of February 17, 1998 (i) by each person who is known by the Company to own beneficially more than 5% of the Company's common stock, (ii) each Director of the Company and (iii) all Directors and Executive Officers as a group.

Directors, Officers                            Shares Beneficially Owned
5% Shareholders                                 Number          Percent

Carl F. Fahrenkrug *                            377,066          10.6%
and Rita Fahrenkrug
8365 Indian Hill Road
Manlius, NY  13104

Louis S. Misenti *                              356,894          10.1%
140 Clearview Road
Dewitt, NY  13214

Milo Peterson *                                 168,570           4.7%
Trudi B. Artini *                               108,815           3.1%
David B. Robinson, M.D.*                        116,332           3.3%
Frank S. Markovich *                              4,508            **
Daniel Galbally *                                 1,489            **
Sidney Chong *                                    8,635            **
Robert R. Andrews *                               1,214            **

All Directors and Executive
Officers as a group (ten persons)             1,174,431          33.1%

*Directors of the Company.
**Denotes less than one percent of class.

Frederick A. Dix                                244,007           6.9%
and Margorie Dix
209 Watson Road
N. Syracuse, NY  13212




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EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive Compensation

        The following table sets forth the annual and long-term compensation of the Company's Chief Executive Officer for services to the Company during the three fiscal years ended September 30, 1997.


                                               Annual   Compensation
                                               Salary          Bonus
Name and Principal Position     Year             $               $

Carl F. Fahrenkrug              1997          117,882            -
President and CEO               1996          104,229          10,000
                                1995           91,775            -


Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee was or is an officer or employee of the Company or any of its subsidiaries.


Compliance with Section 16(a) of the Securities Exchange Act

       Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Executive Officers and Directors and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes of ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Such Officers, Directors and 10% shareholders are also required by SEC Rules to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on its review of copies of such reports received by it, the Company believes that during the fiscal year ended September 30, 1997, all such filing requirements were complied with in a timely fashion.





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PROPOSAL ONE
ELECTION OF DIRECTORS

Nominees

        Three Directors (Class II) are to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the three nominees named below, all of whom are presently Directors of the Company. In the event that any nominee is unable or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. A term of office for each person elected as a Director will continue to the Annual Meeting of Shareholders at which their term expires or until his or her successor has been elected and qualified. It is not expected that any nominee will be unable or will decline to serve as a Director.

        The name of and certain information regarding each nominee is set forth below.

Director                Principal Occupation

ROBERT R. ANDREWS       Mr. Andrews is the president and Principal shareholder
Age 56                  of Morse Manufacturing Co., Inc., East Syracuse, N.Y.
Director since 1992     which produces specialized material handling
                        equipment and has served in that capacity since prior to 1985. He received a B.A. degree from Arkansas
                        University and has served as Vice President and a Director of the Manufacturers Association of Central
                        New York, President of the Citizens Foundation, a
                        Trustee of DeWitt Community Church, a Director of the Salvation Army and Chairman of the Business and Industry Council of Onondaga Community College.


SIDNEY K. CHONG         Mr. Chong is Manager of Corporate Accounting for
Age 56                  Carrols Corp. in Syracuse. Prior to joining Carrols
Director since 1995     Corp., he was a Senior Accountant with Price
                        Waterhouse and Co. in New York City. Mr. Chong has a Bachelor of Science degree in accounting from California State University.


LOUIS S. MISENTI        President and Principal shareholder of SCI Corp.,
Age 70                  Syracuse, New York since 1984. SCI manufactures
Director since 1976     polishing compounds for the automobile and
                        silverware industries. Mr. Misenti is also the managing partner of North Pines Golf Course, Cicero,
                        New York which was founded in 1970. He was elected
                        Chairman of the Board of Directors of MFC on March
                        27, 1993.

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PROPOSAL TWO

ADOPTION OF THE 1998 INCENTIVE STOCK PLAN

The Board of Directors is proposing for shareholder approval the Microwave Filter Company, Inc. 1998 Incentive Stock Plan (the "1998 Plan"). The following is a brief summary of the 1998 Plan proposed by the Board of Directors, which the Corporation believes is a fair and complete summary of the Option Plan. This summary is qualified in its entirety by reference to the terms of the Option Plan set forth as Exhibit A.


Description of the 1998 Plan

The purpose of the 1998 Plan is to promote the interests of the Company by attracting and retaining outstanding individuals as directors, officers and other key employees , by encouraging and enabling such persons to acquire financial interests in the Company through the acquisition of the Company's Common Stock and by providing performance incentives to such persons.

Under the 1998 Plan, the Company may grant incentive stock options ("ISOs"), non-qualified stock options ("NQSOs") and stock appreciation rights.
Any options or stock appreciation rights which are canceled or are not exercised within the exercise period may again be granted under the 1998 Plan. The 1998 Plan reserves 150,000 shares for issuance, of which 35,000 shares may be issued pursuant to options granted to Non-Employee Directors and 115,000 shares may be issued pursuant to options granted to other eligible individuals. As of December 31, 1997, the market value of the securities reserved for issuance under the 1998 Plan was approximately $159,000.

The 1998 Plan shall be administered by the Board of Directors of the Company. The Board of Directors shall determine to whom (within the class of eligible persons) the options and stock appreciation rights will be granted, the number of shares to be subject to each option, the duration of each option or stock appreciation right, the time during which an option or stock appreciation right may be exercised and, for the most part, other terms and conditions of the options and stock appreciation rights.
The Board of Directors is not required to formulate similar terms and conditions of options and stock appreciation rights for all recipients.
The Board of Directors may establish any rules and regulations it deems necessary to administer the 1998 Plan.

Participation in the 1998 Plan is limited to directors, officers, and employees of the Company and its affiliates. As of December 31, 1997, approximately 7 directors, 3 officers, and 72 employees, who were not also officers were eligible to participate in the 1998 Plan.

The exercise price of ISOs and NQSOs granted under the 1998 Plan will be 100% of the fair market value of the Common Stock on the date of the grant of such ISOs and NQSOs. The aggregate fair market value of the ISOs first exercisable by a recipient in any calendar year may not exceed $100,000. Common Stock delivered to a recipient upon the exercise of a stock appreciation right will be valued at its fair market value on the date the right is exercised.


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At the time of exercise of an option, the recipient must either deliver stock appreciation rights, if any, or pay to the Company the full purchase price of the shares in cash or, upon prior approval by the Board of Directors, by delivery to the Company of shares owned by the recipient, the fair market value of which equals the purchase price of the shares pursuant to the option being exercised. Stock appreciation rights may be exercised only in conjunction with the surrender of options granted by the Company, whether pursuant to the 1998 Plan or otherwise. The exercise of a stock appreciation right entities the holder to receive from the Company an amount equal to the excess of the fair market value of the shares to which the surrendered options pertain over the aggregate exercise price of such options. Unless otherwise determined by the Board of Directors, neither options nor rights under the 1998 Plan will be transferable otherwise than by will or the laws of descent and distribution.

Options granted under the 1998 Plan may not have exercise periods exceeding ten years from the date of grant. Recipients may exercise portions of their options. A stock appreciation right may be exercised only as long as the option to which it relates is exercisable. Any option or stock appreciation right granted under the 1998 Plan to a recipient subject to Section 16 of the Exchange Act may be exercised only after six months from the date of its grant.

The 1998 Plan will terminate on April 10, 2008. After termination of the 1998 Plan, no grants may be effected; however, previously made grants will remain outstanding in accordance with their terms and conditions and the terms and conditions of the 1998 Plan.

The 1998 Plan may be amended by the Board of Directors of the Company without the approval of the shareholders, provided that no action will be taken without the approval of the shareholders to increase the aggregate number of shares of Common Stock subject to the 1998 Plan, materially increase the ben-efits accruing to the recipients or any class of recipients under the 1998 Plan or materially modify the requirements as to eligibility for participation in the 1998 Plan. Notwithstanding the foregoing, the Board of Directors may make any other amendments, and may, at any time and in its sole discretion, declare any or all options and rights outstanding under the 1998 Plan to be exercisable.

       It is the intent of this plan not to be covered by ERISA.

       The adoption of the 1998 plan is contingent upon the approval of shareholders and the filing of all appropriate government forms.


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Federal Income Tax Consequences Under the 1998 Plan

The following is a brief description of the federal income tax consequences of stock options and stock appreciation rights which may be granted under the 1998 Plan under present tax laws.

Incentive Stock Options. There will be no federal income tax consequences to either the participant or the Company upon the grant of an ISO. The participant will not have to recognize any income upon the exercise of an ISO, and the Company will not be allowed any deduction, as long as the participant does not dispose of the shares within two years from the date the ISO was granted or within one year from the date the shares were transferred to the participant (the "holding period requirement"). Upon a sale of the shares after the holding period requirement is satisfied, the participant will recognize a long-term capital gain (or loss) measured by the excess (or deficit) of the amount realized from such sale over the option price of such shares, but no deduction will be allowed to the Company. If a participant disposes of shares before the holding period requirement is satisfied, the participant will recognize ordinary income in the year of disposition, and the Company will be entitled to a corresponding deduction, in an amount equal to the lesser of (a) the excess of the fair market value of the shares on the date of exercise over the option price of the shares or (b) the excess of the amount realized from such disposition over the option price of the shares. Where shares are sold before the holding period requirement is satisfied, the participant will also recognize a capital gain to the extent that the amount realized from the disposition of the shares exceeded the fair market value of the shares on the date of exercise.

A participant may under certain circumstances be permitted to pay all or a portion of the option price of an ISO by delivering Common Stock of the Company. If the Common Stock delivered by a participant as payment of the option price was acquired through a prior exercise of an ISO or an option granted under an employee stock purchase plan, and if the holding period requirement applicable to such Common Stock has not yet been met, the delivery of such Common Stock to the Company could be treated as a taxable sale or disposition of such stock. In general, where a participant pays the option price of an ISO by delivering Common Stock of the Company, the participant will have a zero tax basis in the shares received that are in excess of the number of shares of Common Stock delivered in payment of the option price.

For alternative minimum tax purposes, regardless of whether the participant satisfies the holding period requirement, the excess of the fair market value of the shares on the exercise date over the option price will be treated as a positive adjustment to the participant's alternative minimum taxable income for the year the ISO is exercised. If the shares are disposed of in the year the ISO was exercised, however, the positive adjustment taken into account for alternative minimum tax purposes will not exceed the gain realized on such sale. Exercise of an ISO may thus result in liability for alternative minimum tax.

Non- qualified Stock Options. There will be no federal income tax consequences to either the participant or the Company upon the grant of a NQSO. Upon the exercise of an NQSO, the participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of each share on the date of exercise over the option price, and the Company will be entitled to a federal income tax deduction of the same amount.

If a participant pays the option price of a NQSO by surrendering Common Stock held by the participant, then, to the extent the shares received upon exercise of the option do not exceed the number of shares delivered, the participant will be treated as making a tax-free exchange of stock and the new shares received will have the same tax basis and holding period requirement as the shares given up. In such case, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares received in excess of the shares delivered in payment of the option price. The basis of such additional shares will equal their fair market value on the date the option was exercised.

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Stock Appreciation Rights.  There will be no federal income tax consequences to either the participant or the Company upon the grant of a stock appreciation right or during the period that the unexercised right remains outstanding. Upon the exercise of a stock appreciation right, the fair market value of the shares issued or transferred and the amount of cash paid, if any, by the Company to the participant will be taxable to the participant as ordinary income, and the Company will be entitled to a corresponding deduction.






The affirmative vote of a majority of the votes cast by shareholders present in person or by proxy and entitled to vote at the meeting is required for the adoption of the 1998 Plan. The Board of Directors recommends a vote FOR the approval of the 1998 Plan.



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PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        On the recommendation of the Audit and Finance Committee, the Board of Directors has appointed Coopers & Lybrand L.L.P., independent certified public accountants, to audit the Company's financial statements for the fiscal year ending September 30, 1998 and recommends that shareholders vote for ratification of such appointment.

        Coopers & Lybrand has audited the Company's financial statements since the fiscal year ended September 30, 1992. A representative is expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

        The Board of Directors unanimously recommends a vote "FOR" the ratification of the appointment of Coopers & Lybrand L.L.P. as independent auditors.






Other Matters

        The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.




THE BOARD OF DIRECTORS

Dated: March 13, 1998




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EXHIBIT A

1998 INCENTIVE STOCK PLAN


1.  Purpose

         The purpose of the Microwave Filter Company, Inc. 1998 Incentive Stock Plan (the "Plan") is to promote the interests of Microwave Filter Company, Inc. (the "Company") by attracting and retaining outstanding individuals as directors, officers and other key employees , by encouraging and enabling such persons to acquire financial interests in the Company through the acquisition of shares of the Company's Common Stock, and by providing performance incentives to such persons.

         Under the Plan, the Company may grant (i) stock options that qualify as "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) nonqualified stock options that do not constitute ISOs ("NSOs") (ISOs and NSOs are together the "Options") and (iii) stock appreciation rights ("Rights").


2.  Term

         The Plan shall be effective as of April 9, 1998, and it shall remain in effect until, and shall terminate on, April 10, 2008. After termination of the Plan, no grants may be effected hereunder, but previously made grants shall remain outstanding in accordance with their terms and conditions and the terms and conditions of the Plan.

3.  Administration

         The Plan shall be administered by the Board of Directors of the Company. The Board of Directors shall determine the directors, officers and key employees of the Company and its "Affiliates" (as defined in Section 5 hereof) to whom, and the time or times at which, Options and Rights will be granted, the number of shares to be subject to each Option, the duration of each Option or Right, the time or times during which an Option or Right may be exercised, and other terms and conditions of the grant of Options and Rights under the Plan. The terms and conditions of Options and Rights need not be the same for all recipients thereof under the Plan ("Recipients") nor for all Options and Rights granted under the Plan.

         The Board of Directors may, subject to the provisions of the Plan, establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan, and may make determinations and take such other action in connection with or in relation to the Plan as it deems necessary or advisable.


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4.  Stock Subject to the Plan

         A maximum of 150,000 shares of the Company's $.10 par value Common Stock (the "Shares") shall be issuable or transferable by the Company under the Plan, of which 35,000 shares may be issued pursuant to options granted to Non-Employee Directors and 115,000 shares may be issued pursuant to options granted to other eligible individuals. The Shares issued or transferred pursuant to the Plan shall be made available from authorized and unissued Common Stock of the Company or from the Company's treasury Shares. Such maximum number of Shares shall be subject to adjustment in accordance with
Section 9 hereof.

        Shares subject to an unexercised portion of any Option or Right that expires or is cancelled, terminated, or, except as provided in the following sentence, surrendered for any reason may again become subject to Options or Rights granted under the Plan. Upon surrender, in connection with the exercise of a Right, of an Option (or a stock option granted under any other plan hereafter adopted by the Company), the number of Shares subject to the surrendered Option (or other stock option) shall be charged against the maximum number of Shares issuable or transferable under the Plan (or such other stock option plan), and such number of Shares shall not be issuable or transferable under the Plan (or such other plan) thereafter. The surrender, in connection with the exercise of a Right, of any stock option issued other than pursuant to a stock option plan shall not result in a charge against the maximum number of Shares issuable or transferable under the Plan or any other stock option plan.

5.  Eligibility

         NSOs and Rights may be granted to the directors, officers and employees of the Company and its Affiliates. The term "Affiliates" shall mean any corporation or other business organization in which the Company owns, directly or indirectly, 25 percent or more of the voting stock or capital at the time of the granting of the Option or Right. ISOs may be granted to the employees of the Company and the employees of its Affiliates that are corporations and are at least 50 percent owned, directly or indirectly, by the Company. Any ISO held by a Recipient who is an employee of an Affiliate that ceases to be 50 percent owed by the Company will become an NSO three months after the date that the Company's ownership of the Affiliate falls below 50 percent. If the Company's ownership of an Affiliate falls below 25 percent, any Recipient who is an employee of such Affiliate (except one who also is employed or retained by the Company or another Affiliate) will be considered terminated for purposes of Section 6d hereof on the date that the Company's ownership of the Affiliate falls below 25 percent.

6.  Grants of Options

         Except as otherwise expressly provided herein, Options granted pursuant to the Plan shall be subject to the following terms and conditions:

                  a. Option Price. The price of a Share purchased upon the exercise of a particular ISO or NSO (the "Option Price") shall be 100 percent of the Fair Market Value (as defined in Section 8 hereof) of a Share on the date of grant of such ISO or NSO.

                  b. Payment. Unless otherwise determined by the Board of Directors, the Option Price shall be paid in full at the time of exercise. Payment may be in cash or, with the prior approval of and upon conditions established by the Board of Directors, by delivery of Shares owned by the Recipient. If payment is made by the delivery of Shares, the value of the Shares delivered shall be the Fair Market Value of such Shares on the date of exercise of the respective Option.


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


c. Exercise Period. The Board of Directors shall determine the period during which an Option may be exercised; provided, however, that for any Option, such period shall not exceed ten years from the date of grant of such Option. An Option granted to a Recipient who is subject to Section 16 of the Exchange Act, may be exercised only after six months from the date of its grant.

d. Effects of Termination of Employment, Retirement, Disability and Death. The effects of the termination of employment or the retirement, "Disability" (as defined below) or death of a Recipient on the exercisability of ISOs held by such Recipient shall be determined by the Board of Directors in accordance with Section 6f(iii) hereof. Except as otherwise determined by the Board of Directors in its discretion:

                  (i) If a Recipient's employment (or service as an officer or director) is terminated due to retirement or Disability, or if the Recipient should die while employed (or while serving as an officer or director), the right of the Recipient or his or her successor in interest to exercise any NSO then held by such Recipient (to the extent exercisable at such time) shall terminate upon the earlier of the end of the original term of the NSO or one year after the date of such retirement, disability or death.

                  (ii) If the Recipient should die within one year after termination of employment (or service as an officer or director) due to retirement or Disability, the right of his or her successor in interest to exercise any NSO held by the Recipient at the time of his or her death (to the extent exercisable at such time) shall terminate upon the later of one year after the date of such retirement or Disability or six months after the date of such Recipient's death, but not later than the end of the original term of the NSO.

                  (iii) If any Recipient's employment (or service as an officer or director) is terminated for any reason other than retirement, Disability or death, the right of such Recipient to exercise any NSO then held by such Recipient (to the extent exercisable at the time of termination of employment) shall terminate upon the earlier of the end of the original term of such NSO or three months after the Recipient's last day of employment (or service as an officer or director) for the Company and its Affiliates.

                 (iv) If such Recipient should die within three months after termination of employment for any reason other than retirement or Disability, the right of his or her successor in interest to exercise any NSO held by the Recipient at the time of his or her death (to the extent exercisable at such time) shall terminate upon the earlier of the end of the original term of such NSO or three months after the date of such Recipient's death. Notwithstanding the foregoing, no Option held by any employee, officer or director shall be exercisable after termination of such employee, officer or director for "cause," as such term is defined by the Board of Directors in its discretion. The term "Disability" shall mean "permanent and total disability," as such is defined in Section 22(e)(3) of the Code.

         Whether military, governmental or eleemosynary service or other leave of absence will constitute termination of employment (or services as an officer or director) for the purposes of this Section 6d shall be determined in each case by the Board of Directors in its sole discretion.

e. Other Terms and Conditions. Options may contain such other provisions, not inconsistent with the provisions of the Plan, as the Board of Directors shall determine appropriate from time to time.

f. Grant of ISOs.

                 (i) The Board of Directors, with respect to each grant of an Option, shall determine whether such Option shall be an ISO, and, upon determining that an Option shall be an ISO, shall designate it as such in the written instrument evidencing such Option. If the written instrument evidencing an Option does not contain a designation that it is an ISO, it shall not be an ISO.

                 (ii) The aggregate Fair Market Value (determined in each instance on the date on which an ISO is granted) of the Shares with respect to which ISOs are first exercisable by any Recipient in any calendar year shall not exceed $100,000. Should any Affiliate of the Company adopt a stock option plan under which options constituting incentive stock options (as defined in Section 422 of the Code) are granted to any Recipient, then the Fair Market Value of the Shares for which, and the times at which, such incentive stock options will be exercisable shall be taken into account in determining the value of the Shares for which such Recipient's ISOs granted under the Plan are first exercisable in any year.

                (iii) The Board of Directors will determine, at the time of granting an ISO, the terms and conditions to which such ISO shall be subject for the purpose of compliance with the requirements of the Code, and such terms and conditions shall be set forth in the agreement provided for in
Section 13 hereof evidencing the grant of such ISO.

7.  Grants of Rights

         The Board of Directors may, at any time, grant to any holder of an Option outstanding under the Plan or any other outstanding stock option granted by the Company the right to surrender such Option or other stock option (to the extent such Option or other stock option is otherwise exercisable) and to receive from the Company an amount equal to the excess, if any, of the Fair Market Value of the Shares with respect to which such Option or other stock option is surrendered on the date of such surrender over the Option Price of the Option or other stock option surrendered. No ISO may be surrendered in connection with the exercise of a Right unless the Fair Market Value of a Share at the time of such surrender is greater than the Option Price for such ISO.

         Payment by the Company of the amount payable upon the exercise of a Right may be made by the delivery of Shares or cash or any combination of Shares and cash, as determined in the sole discretion of the Board of Directors from time to time. No fractional Shares shall be issued as payment in respect of a Right. The Board of Directors may provide for the elimination of fractional Shares without adjustment, or for the payment of the value of such fractional Shares in cash. Shares delivered to a Recipient upon the exercise of a Right shall be valued at their Fair Market Value on the date the Right is exercised.

         The Board of Directors may limit the period or periods during which Rights may be exercised and may provide such other terms and conditions (which need not be the same with respect to all Recipients or Rights) under which Rights may he granted or exercised. A Right may be exercised only as long as the Option or other stock option to which it relates is exercisable. A Right granted to a Recipient who is subject to Section 16 of the Exchange Act may be exercised only after six months from the date of grant.

8.  Fair Market Value

         "Fair Market Value" for all purposes under the Plan shall mean the average of the high and low prices of Shares, as reported in The Wall Street Journal, on the NASDAQ (or a similar consolidated transactions report for the exchange or other market on which the Shares are then trading, if not the NASDAQ) for the relevant date, or if no sales of Shares were made on such exchange on such date, the average of the high and low prices of Shares as reported in such composite transaction report for the preceding day on which sales of Shares were made on such exchange. If the Shares are not listed on a national securities exchange at the time Fair Market Value is to be determined, then Fair Market Value shall be determined by the Board of Directors in good faith pursuant to such method as the Board of Directors deems appropriate and equitable. Under no circumstances shall the Fair Market Value of a Share be less than its par value.

9.  Adjustments and Reorganization

         The Board of Directors may make such adjustments as it deems appropriate in the event of changes that impact upon the price or status of the Shares, provided that any such actions are consistently and equitably applicable to all affected Recipients, and further provided, however, that the Board of Directors shall not change the aggregate number of Shares subject to the Plan, except in accordance with the following paragraph.

         In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off or other similar transaction or any other change affecting the capital structure of the Company, such adjustments, if any, as the Board of Directors in its discretion may deem appropriate to reflect such change shall be made with respect to (i) the aggregate number of Shares that may be issued under the Plan; (ii) the number of Shares subject to Options and Rights under the Plan;
and (iii) the Option Prices for Options outstanding under the Plan.

10.  Amendments, Modifications and Termination of the Plan

         The Board of Directors may terminate, suspend or amend the Plan as the Board of Directors deems appropriate, in whole or in part, without the approval of the stockholders of the Company; provided, however, that no action shall be taken without the approval of the stockholders of the Company to increase the aggregate number of Shares subject to the Plan, materially increase the benefits accruing to the Recipients or any class of Recipients under the Plan, or materially modify the requirements as to eligibility for participation in the Plan. Notwithstanding the foregoing, the Board of Directors may make amendments applicable or inapplicable only to persons who are subject to Section 16 of the Exchange Act, and the Board of Directors may, at any time, declare any or all Options and Rights then outstanding under the Plan to be exercisable, whether or not such Options or Rights are then otherwise exercisable.

         No amendment or termination of the Plan shall in any manner adversely affect any Option or Right theretofore granted without the consent of the Recipient thereof.

11.  Tax Withholding

         The Company shall have the right to deduct from any amount payable or Shares deliverable under the Plan an amount sufficient to cover withholding required by law for any federal, state or local taxes or to take such other action as may be necessary to satisfy any such withholding obligations. The Board of Directors may permit Shares to be used to satisfy required tax withholding and such Shares shall be valued at their Fair Market Value as of the date of the applicable payment or delivery.

12.  Unfunded Plan

         Unless otherwise determined by the Board of Directors, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Recipient or other person. To the extent any person holds any right by virtue of a grant under the Plan, such right (unless otherwise determined by the Board of Directors) shall be no greater than the right of an unsecured general creditor of the Company.

13.  Grant Agreements

         Grants under the Plan shall be evidenced by agreements approved by the Board of Directors that set forth the terms, conditions and limitations applicable to such grants. The Board of Directors need not require the execution of any such agreement, and acceptance of any grant by the Recipient thereof will constitute agreement to the terms of such grant.

14.  Replacement of Options and Rights

         The Board of Directors, from time to time, may determine that one or more Recipients or the holders of stock options under any other stock option plan hereafter adopted by the Company may or must surrender for cancellation any unexercised outstanding Option or other stock option and related Right in order to receive from the Company in exchange therefor Options for such number of Shares as may be designated by the Board of Directors.

15.  Nontransferability of Options and Rights

         No Option or Right shall be transferable otherwise than by will or by the laws of descent and distribution. During the lifetime of a Recipient, Options and Rights granted to such Recipient shall be exercisable only by such Recipient personally or by his or her legal representative.

16.  Rights as a Stockholder

         No Recipient nor any transferee of a Recipient pursuant to Section 12 hereof shall have any right as a stockholder with respect to any Shares covered by any Option or Right until such Recipient or transferee shall have become the holder of record of such Shares.

17.  Future Rights

         No person shall have any claim or right to be granted any Option or Right under the Plan, and no Recipient of such a grant shall have any right by reason of such grant to continued employment by the Company or any Affiliate.

18.  ERISA

        It is the intent of this Plan not to be covered by ERISA.

19.  Governing Law

         The Plan and all determinations made and actions taken pursuant thereto shall be governed by the laws of the State of New York and construed in accordance therewith.

PROXY

This proxy Is Solicited by The Board of Directors of Microwave Filter Company, Inc.

Proxy for 1998 Annual Meeting of Shareholders

The undersigned hereby appoints Louis S. Misenti and Carl F. Fahrenkrug proxies of the undersigned, with full power of substitution, to vote shares of common stock of the Company which the undersigned is entitled to vote at the 1998 Annual Meeting of the Shareholders to be held on Thursday, April 9, 1998 at 10:00 a.m. and any adjournments thereof as follows:

(1)  ELECTION OF DIRECTORS
     Instructions: To vote for all nominees, place an X in box number 1.
     To withhold authority to vote for any individual nominee, place an X in box number 2, and draw a line through his/her name in the list below.

        1.    ___ For All Nominees
        2.    ___ For All Nominees Except Those With A Line Through Their Name

    Robert R. Andrews         Sidney K. Chong          Louis S. Misenti

(2) Proposal to approve the Microwave Filter Company, Inc. 1998 Incentive Stock Plan.

      The Board of Directors recommends a vote FOR this proposal.

           FOR ___      AGAINST ___      ABSTAIN ___

(3) Proposal to ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent auditors for the fiscal year ending September 30, 1998.

      The Board of Directors recommends a vote FOR this proposal.

           FOR ___      AGAINST ___      ABSTAIN ___

In their discretion, the proxies are authorized to vote upon other matters properly coming before the meeting or any adjournments thereof.

This proxy will be voted as directed by the undersigned. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL (1), (2) and (3).

NOTE: Please date and sign exactly as your name or names appear below and return in the enclosed postage paid envelope.

When signing as an Attorney, Executor, Trustee, Guardian or Officer of a Corporation, please give title as such.


                                  _______________________    _________

                                  Signature                  Date

                                  _______________________    _________

                                  Signature if held jointly  Date



IMPORTANT: To assist the Company in planning the Annual Meeting please check the following:
                  I plan to attend the Annual Meeting         _____
                  I do not plan to attend the Annual Meeting  _____